UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

___________________________________________________________________

Date of report (Date of earliest event reported): December 22, 2006

DEBT RESOLVE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-29525	33-0889197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

707 Westchester Avenue, Suite L7	10604
White Plains, New York	(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code: (914) 949-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Distressed Consumer Debt Financing Facility

On December 22, 2006, we and our wholly-owned subsidiaries, EAR Capital I, LLC, as borrower, and DRV Capital LLC, as servicer, entered into a $20.0 million secured debt financing facility pursuant to a Master Loan and Servicing Agreement, dated December 21, 2006, with Sheridan Asset Management, LLC, as lender, to finance the purchase of distressed consumer debt portfolios from time to time. The facility generally provides for a 90.0% advance rate with respect to each qualified debt portfolio purchased. Interest accrues at 12% per annum and is payable monthly. Notes issued under the facility are collateralized by the distressed consumer debt portfolios that are purchased with the proceeds of the loans. Each note has a maturity date not to exceed a maximum of 24 months after the borrowing date. Once the notes are repaid and we have been repaid our investment, we and Sheridan Asset Management share the residual collections from the debt portfolios, net of servicing fees. The sharing in residual cash flows continues for the entire economic life of the debt portfolios financed using this facility, and will extend beyond the expiration date of the facility. New advances for portfolio purchases under the facility are not available beyond the December 21, 2007 expiration date. We were required to give Sheridan Asset Management the opportunity to fund all of our purchases of distressed consumer debt with advances through December 21, 2008.

The foregoing description of the Master Loan and Servicing Agreement, the Secured Promissory Note, the Security Agreement and the terms of the facility set forth therein is qualified in its entirety by reference to the full text of the Master Loan and Servicing Agreement, Secured Promissory Note and the Security Agreement, a copy of each of which is attached hereto as Exhibit 10.1, 10.2 and 10.3 respectively, and each of which is incorporated herein in its entirety by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Report is incorporated herein by reference in its entirety.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1
Master Loan and Servicing Agreement, dated as of December 21, 2006, by and among EAR Capital I, LLC, as borrower, DRV Capital LLC, as servicer, Debt Resolve, Inc., as parent, and Sheridan Asset Management, LLC, as lender.

10.2	Form of Secured Promissory Note, dated December 21, 2006, made by EAR Capital I, LLC to Sheridan Asset Management, LLC.

10.3	Security Agreement, dated as of December 21, 2006, between EAR Capital I, LLC, as obligor, and Sheridan Asset Management, LLC, as secured party.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEBT RESOLVE, INC.

Date: December 28, 2006	By:	/s/ James D. Burchetta

James D. Burchetta Co-Chairman and Chief Executive Officer